SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 15, 2003
                                                          --------------


                                AMREP CORPORATION
                                -----------------
             (Exact name of registrant as specified in its Charter)



            Oklahoma                   1-4702                 59-0936128
            --------                   ------                 ----------
(State or other jurisdiction of     (Commission             (IRS Employer
incorporation or organization)      File Number)          Identification No.)





                 641 Lexington Avenue, New York, New York 10022
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (212) 705-4700
                                                           --------------


                                 Not Applicable
                                 --------------
                       (Former Name or Former Address, if
                           Changed Since Last Report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On April 15, 2003, the Registrant through Kable Fulfillment Services, Inc. ("KFS"), a subsidiary of the Registrant's Kable News Company, Inc. ("Kable News") subsidiary, acquired certain tangible and intangible assets and assumed certain liabilities constituting the subscription fulfillment business of Electronic Data Systems Corporation ("EDS"), a Delaware corporation, and its subsidiaries EDS Information Services LLC and EDS Resource Management Corporation. The acquisition was made pursuant to an Asset Purchase Agreement dated as of March 31, 2003 by and among KFS and EDS and such subsidiaries. The Asset Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

     The purchase price for the assets of the subscription fulfillment business of approximately $10.0 million (subject to a post-closing adjustment based upon the value as of closing of certain inventories and prepaid postage amounts) was arrived at through arm's length negotiations. Approximately $6.5 million of the purchase price was paid in cash and the balance consisted of the assumption of certain customer deposit liabilities. The payment of the cash portion of the purchase price and related acquisition expenses was financed from available cash and borrowings under a collateralized credit line that Kable News and certain of its subsidiaries, including KFS, have with U.S. Bank National Association. In connection with the acquisition, that credit line, which is available to finance Kable News' operations including the additional working capital requirements of the acquired business, was increased from $20 million to $30 million.

     (b) The physical assets acquired in the transaction include principally mail processing, communications and data processing equipment located, for the most part, in the Louisville, Colorado leased facility at which EDS had conducted the acquired business. It is intended following the acquisition to continue to operate these assets and conduct the acquired business at this facility.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial statements for the acquired business required by this Item have not been prepared but will be filed not later than June 30, 2003.

     (b) Pro forma financial statements reflecting the acquisition of the acquired business required by this Item have not been prepared but will be filed not later than June 30, 2003.

     (c) The following Exhibits are filed with this Report:

         Exhibit No.                         Exhibit
         ----------                          -------

            10.1 Asset Purchase Agreement dated as of March 31, 2003 by and among Kable Fulfillment Services, Inc. and Electronic Data Systems Corporation, EDS Information Services LLC and EDS Resource Management Corporation.


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



            10.2 Amendment to Loan Agreement dated as of March 31, 2003 by and among Kable News Company, Inc., Kable Fulfillment Services of Ohio, Inc., Kable Distribution Services, Inc. and Kable Fulfillment Services, Inc., and U.S. Bank National Association.



                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         AMREP Corporation

Date:  April  24, 2003                                   By: /s/ Peter M. Pizza
                                                         Peter M. Pizza
                                                         Vice President and
                                                         Chief Financial Officer




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                                  EXHIBIT INDEX




         Exhibit No.                           Exhibit
         ----------                            -------

         10.1 Asset Purchase Agreement dated as of March 31, 2003 by and among Kable Fulfillment Services, Inc. and Electronic Data Systems Corporation, EDS Information Services LLC and EDS Resource Management Corporation.


         10.2 Amendment to Loan Agreement dated as of March 31, 2003 by and among Kable News Company, Inc., Kable Fulfillment Services of Ohio, Inc., Kable Distribution Services, Inc. and Kable Fulfillment Services, Inc., and U.S. Bank National Association.



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